Exhibit 10.3

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT (this “First Amendment”) is made as of this 15th day of October, 2008 by and among FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (“FSP”), those certain wholly owned subsidiaries of FSP (the “Wholly Owned Subsidiaries”) listed on Schedule 1 attached hereto (as the same may be amended from time to time in accordance with the terms of the Loan Agreement (as defined below)) (FSP and the Wholly Owned Subsidiaries collectively, the “Borrower”), RBS CITIZENS, NATIONAL ASSOCIATION (“Citizens”), BANK OF AMERICA, N.A. (“BOA”), CHEVY CHASE BANK, F.S.B. (“Chevy Chase”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), and any other lenders, if any, which may become parties to the Loan Agreement (with Citizens, BOA, Chevy Chase and Wachovia, the “Lenders”), and RBS CITIZENS, NATIONAL ASSOCIATION, in its capacity as “Agent” for the Lenders (“Agent”).

WHEREAS, Borrower, Agent and the Lenders entered into that certain Third Amended and Restated Loan Agreement dated as of October 19, 2007 (the “Loan Agreement”), relating to a certain revolving loan facility with a present maximum amount of $250,000,000 made by the Lenders to Borrower (the “Loan”); and

WHEREAS, Borrower desires to enter into a term loan facility as evidenced by that certain Term Loan Agreement dated as of the date hereof with a present maximum amount of $75,000,000 between Borrower and the lenders thereunder, as may be amended, modified, restated or revised from time to time (the “Term Loan”); and

WHEREAS; Borrower has requested that the Agent and the Lenders consent to the Term Loan; and

WHEREAS, the Agent and Lenders have agreed to consent to Borrower entering into the Term Loan, provided that (i) Borrower agrees to enter in to this First Amendment with Agent and the Lenders to, among other things, amend certain financial covenants and other terms and conditions in the Loan Agreement, subject to the terms and conditions set forth herein, (ii) FSP Austin N.W. Limited Partnership, a Massachusetts limited partnership is removed as a Borrower under the Loan, (iii) FSP East Baltimore Street LLC, a Delaware limited liability company, and FSP Park Ten Phase II Limited Partnership, a Texas limited partnership, are added as Borrowers under the Loan, and (iv) the respective agents under the Loan and under Term Loan execute and deliver the Intercreditor Agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

1.           Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.           Section 2.4(b) of the is hereby deleted in its entirety and replaced with the following:

“In the event that the Borrower shall receive Advance(s) in excess of the Loan Amount the Borrower shall immediately repay the Loan by an amount sufficient to reduce the outstanding principal balance to equal or less than the Loan Amount.”

3.           Section 2.5.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“All interest shall be:  (a) Payable in arrears commencing November 1, 2007 and on last day of each Libor Interest Period thereafter until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid; and (b) calculated on the basis of a 360 day year and the actual number of days elapsed.  Each change in the Prime Rate shall simultaneously change the Variable Rate payable under this Agreement.  Interest at the Adjusted Libor Rate shall be computed from and including the first day of the applicable Interest Period to, but excluding, the last day thereof.”

4.           Section 2.5.9 of the Loan Agreement is hereby amended by deleted in its entirety and replaced with the following:

“The Loan or any portion thereof may be prepaid in full or in part at any time upon three (3) Business Days’ prior written notice to Agent without premium or penalty with respect to Variable Rate Advances and, with respect to Libor Advances subject to a Make-Whole Provision and upon payment of a LIBOR Rate Loan Prepayment Fee, if applicable.  Any partial prepayment of principal shall be applied in accordance with the terms hereof.”

5.           Sections 2.11 and 10.2(c) of the Loan Agreement are hereby deleted in their entirety.  No advances under the Overline Facility were made and the Overline Facility is no longer available.

6.           Section 5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“At the time of an Acquisition by a Wholly Owned Subsidiary, such Wholly Owned Subsidiary which has become an owner of a Property in connection with such Acquisition shall execute the Joinder Documents so as to become a Borrower under this Agreement and shall be added as a maker under the Note.  Upon the execution of such Joinder Documents, such entities shall be considered a “Borrower” and subject to all of the terms and conditions hereof, and shall continue to be a “Borrower” hereunder except as provided in clause (b) of Section 1.2 hereof.”

7.           Section 8.1(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a)
Organization; Good Standing.  Each of the entities comprising the Borrower is a limited partnership, limited liability company, or corporation, as the case may be, duly organized under the laws of its state of organization pursuant to each Person’s respective Organizational Documents, and is, and will at all times be, validly existing and in good standing under the laws of such State.  The Borrower is, and will at all times be, duly organized and is, and will at all times be, validly existing, in good standing, and qualified to do business in each jurisdiction where required except where failure to so qualify would not have a material adverse affect on the Unencumbered Pool Properties.  Each of the entities comprising the Borrower has, and will at all times have, all requisite power to own its property and conduct its business as now conducted and as presently contemplated.”

8.           Section 8.5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower possesses, and will at all times possess, all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted or as it is intended to be conducted with respect to the Unencumbered Pool Properties, without known conflict with any rights of others, except where the failure to do so would not reasonably be expected to have a material adverse effect on the Borrower taken as a whole.”

9.           Section 8.6 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“There are no actions, suits, proceedings or investigations of any kind pending or, to Borrower’s knowledge, threatened against the Borrower before any court, tribunal or administrative agency or board or any mediator or arbitrator that, either in any case or in the aggregate, would reasonably be expected to materially and adversely affect the business, assets or financial condition of the Borrower taken as a whole, or result in any material liability not adequately covered by insurance, and for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or which will materially and adversely affect the ability of the Borrower to use and occupy any of the properties comprising the Unencumbered Pool Properties or to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.”

10.           Section 8.17 (including all therein) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower makes the following representations and warranties, to the best of its knowledge, with respect to each individual property included in the Unencumbered Pool Properties, as of the date hereof and except as disclosed in the Borrower’s filings with the Securities and Exchange Commission:

(a)
Availability of Utilities.  (i) all utility services necessary and sufficient for the use and operation of each property comprising the Unencumbered Pool Properties are presently available to the boundaries of each of the properties comprising the Unencumbered Pool Properties through dedicated public rights of way or through perpetual private easements; and (ii) the owner has obtained all material utility installations and connections required for the operation and servicing of each of the properties comprising the Unencumbered Pool Properties for its intended purposes.

(b)
Access.  (i) the rights of way for all roads necessary for the utilization in all material respects of each of the properties comprising the Unencumbered Pool Properties for its intended purposes have either been acquired by the appropriate Governmental Authority or have been dedicated to public use and accepted by such Governmental Authority; (ii) all such roads have been completed and the right to use all such roads, or suitable substitute rights of way, have been obtained; and (iii) all curb cuts, driveways and traffic signals required for the operation and use in all material respects of each of the properties comprising the Unencumbered Pool Properties are existing.

(c)
Condition of Unencumbered Pool Properties.  Neither the Unencumbered Pool Properties nor any material part thereof is now damaged or injured as result of any material fire, explosion, accident, flood or other casualty, no Taking is pending or contemplated.

(d)
Compliance with Requirements/Historic Status/Flood Area.  The Unencumbered Pool Properties comply with all material Requirements.  Except as disclosed in the Environmental Report, Borrower has received no written notice alleging any material non-compliance by any of the properties comprising the Unencumbered Pool Properties with any Requirements or indicating that any of the properties comprising the Unencumbered Pool Properties is located within any historic district or has, or may be, designated as any kind of historic or landmark site under applicable Requirements.  None of the properties comprising the Unencumbered Pool Properties, except for the Unencumbered Pool Property known as Blue Lagoon is located in any special flood hazard area as defined under applicable Requirements, unless such property is adequately covered by insurance.

(e)	Other Contracts.

(i)
The Borrower has not made any material contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto would reasonably be expected to give rise to a lien or encumbrance on any of the properties comprising the Unencumbered Pool Properties other than a Permitted Lien.

(ii)
The Borrower has not made any material contract or arrangement of any kind or type whatsoever, with any affiliate of the Borrower, except for management agreements with FSP Property Management LLC, agreements for services of its employees, officers, trustees, managers and directors and agreements with a Syndication REIT (including without limitation agreements relating to Affiliate Dispositions) and except as otherwise permitted in this Agreement which shall be deemed approved by Lenders, unless such contract or arrangement is in writing and is (i) approved in writing in advance by the Agent, or is (ii) on the same terms as would be generally available to the Borrower in an arm’s length contract or arrangement with a third party.

(f)
Violations.  Except as disclosed in the Environmental Reports, the Borrower has received no written notices of any violation of any applicable material Requirements with respect to any of the properties comprising the Unencumbered Pool Properties.

(g)
Environmental Matters.  The Borrower has caused an investigation to be made of the past and present condition and usage of each individual property included in the Unencumbered Pool Properties and the operations conducted thereon and, based upon such investigation, except as disclosed in the Environmental Reports and/or in the Borrower’s filings with the Securities and Exchange Commission, makes the following representations and warranties as of the date hereof and to the best of Borrower’s knowledge:

(i)
With respect to the Unencumbered Pool Properties, the Borrower has not received written notice from any third Person including, without limitation, any federal, state or local governmental authority, asserting that any of the operations thereon are in violation of any Environmental Law or any judgment, decree or order related thereto which violation would reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower.

(ii)
The Borrower has not received written notice from any third Person including, without limitation, any federal, state or local governmental authority, asserting (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible Person with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substances which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third Person has conducted or has ordered that the Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third Person’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances; which would reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower or result in cleanup expenses of Ten Million Dollars ($10,000,000.00) or more in the aggregate.

(iii)
With respect to the Unencumbered Pool Properties: (i) no portion of the Unencumbered Pool Properties has been used for the handling, processing, storage or disposal of Hazardous Substances except in connection with the use of the Unencumbered Pool Properties and any such use, handling, storage or disposal has been materially in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Unencumbered Pool Properties except in material compliance with Environmental Laws; (ii) in the course of any activities conducted by the Borrower or the operators of its properties, no Hazardous Substances have been generated or are being used on the Unencumbered Pool Properties except materially in accordance with applicable Environmental Laws; (iii) there has been no release, i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) or threatened Release of Hazardous Substances on, upon, into or from the Unencumbered Pool Properties, which Release would have a material adverse effect on the value of the Unencumbered Pool Properties; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Unencumbered Pool Properties which, through soil or groundwater contamination, has come to be located on, and which has a material adverse effect on the value of the Unencumbered Pool Properties; and (v) any Hazardous Substances that have been generated by Borrower on any of the Unencumbered Pool Properties have been managed and/or disposed of materially in compliance with such permits and applicable Environmental Laws.

(iv)
Except with respect to the Unencumbered Pool Properties known as Blue Lagoon and Collins Crossing, neither the Borrower nor any property comprising the Unencumbered Pool Properties is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, in any case which would reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower or result in cleanup expenses of Ten Million Dollars ($10,000,000.00) or more in the aggregate.

(v)
The Borrower shall indemnify, defend, and hold the Agent and the Lenders harmless of and from any claim brought or threatened against the Agent and the Lenders by the Borrower, any guarantor or endorser of the Obligations, or any governmental agency or authority or any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the presence of hazardous material or oil on any of the Unencumbered Pool Properties, the release of hazardous materials or oil on or from any of the Unencumbered Pool Properties, or the failure by the Borrower to comply with the terms and provisions hereof (each of which may be defended, compromised, settled, or pursued by the Agent with counsel of the Agent’s selection, but at the expense of the Borrower).  This indemnification covers any costs and expenses that the Agent and/or the Lenders may incur and any damages or other liabilities including reasonable attorneys’ fees for assessment, containment and/or removal of any hazardous material or oil from all or any portion of the Unencumbered Pool Properties or any surrounding areas.  The within indemnification shall survive payment of the Obligations and/or any termination, release, or discharge executed by the Agent in favor of the Borrower; provided, however, that such indemnification shall not apply to any claim brought or threatened against the Agent and/or the Lenders and arising from the Agent’s and/or the Lenders’ gross negligence or willful misconduct.”

11.           Section 8.20 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“The representations, warranties, covenants and agreements contained herein with respect to the Unencumbered Pool Properties, or any of the properties comprising the Unencumbered Pool Properties, shall be made as of the date hereof and no representations, warranties, covenants and agreements are made with respect to the Unencumbered Pool Properties subsequent to the date hereof.”

12.           Section 9.2(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c)
contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities of the Borrower which are not reflected in such financial statements or referred to in the notes thereto, certified by the principal financial or accounting office of FSP as fairly presenting the financial condition of the Borrower as at the close of business on the date(s) thereof, and upon request of the Agent, annual budget and cash flow forecasts for the Borrower and Unencumbered Pool Properties all in reasonable detail;”

13.           Section 9.3(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a)	Upon request, the Borrower will provide evidence of insurance with respect to each of the properties comprising the Unencumbered Pool Properties.”

14.           Section 9.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue all claims for labor, materials, or supplies that if unpaid would reasonably be expected by law to become a lien or charge upon any of its Other Properties, except as to Permitted Liens, or any of the Unencumbered Pool Properties, except as to the Permitted Liens otherwise permitted in the definition of Unencumbered Pool Properties.”

15.           Section 9.5(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a)
The Borrower shall permit the Agent and the Lenders at the Borrower’s expense, to visit and inspect any of the properties comprising the Unencumbered Pool Properties and will cooperate with the Agent and the Lenders during such inspections provided that this provision shall not be deemed to impose on the Agent and the Lenders any obligation to undertake such inspections; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to pay the reasonable expenses associated with one (1) such investigation of the books of account of the Borrower during any twelve (12) month period commencing with the first anniversary of this Agreement.  Any such inspections are to be conducted during normal business hours and prior to the occurrence and continuation of an Event of Default, Lenders shall provide Borrower with forty-eight (48) hours advance notice.”

16.           Section 9.6 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower will comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and, in the case of the Borrower, all Requirements, (b) the provisions of its Organizational Documents and all Loan Documents to which Borrower or Subsidiary are signatories, (c) all agreements and instruments by which it or any of its properties may be bound, including, all restrictions, covenants and easements affecting the Unencumbered Pool Properties, (d) all applicable decrees, orders and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties.”

17.           Section 9.10 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower will promptly notify the Agent in writing of (i) the occurrence of any Event of Default; (ii) the occurrence of any other event which is likely to have a materially adverse effect on any of the properties comprising the Unencumbered Pool Properties or the business or financial condition of the Borrower; or (iii) the receipt by the Borrower of any notice of default or notice of termination with respect to any contract or agreement relating to the ownership, operation, or use of any of the properties comprising the Unencumbered Pool Properties which is likely to have a materially adverse effect on the Borrower.”

18.           Section 9.13 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower shall provide Agent with written notice of the establishment of a Wholly Owned Subsidiary.  At the time of an Acquisition by a Wholly Owned Subsidiary, such Wholly Owned Subsidiary which has become an owner of a Property in connection with such Acquisition shall execute the Joinder Documents so as to become a Borrower under this Agreement.”

19.           Section 9.15 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Borrower shall provide Agent with written notice of all dispositions or Acquisitions of individual properties by FSP or a Wholly Owned Subsidiary within seven (7) days prior to the disposition or Acquisition.  With respect to any Acquisitions, the notice shall include the location of the property, the purchase price and the projected closing date.  With respect to any disposition (other than an Affiliate Disposition) of individual properties by a Wholly Owned Subsidiary, the notice shall include a certification from the chief financial officer of FSP stating that such disposition shall not cause a violation of any covenant contained herein, including, without limitation, any breach of §10.8, both before and after such disposition, and that no Default or Event of Default exists hereunder.  With respect to Syndication REITS, Borrower will provide Agent with a copy of the applicable confidential offering memorandum on or before the first Syndication Event for such offering.  All real property acquired in an Acquisition by FSP or a Wholly Owned Subsidiary (including a 1031 Property) shall become part of the Property and shall be subject to the terms hereof, and the definition of Property shall be deemed amended to include all such real property (including 1031 Property) and to exclude any property disposed of by the Borrower pursuant to the terms hereof.”

20.           Section 10.2(e) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(e)
Indebtedness secured by liens on Other Properties, and the liens on Unencumbered Pool Properties (limited to Permitted Liens permitted in the definition of Unencumbered Pool Properties) subject to the limitations in Section 10.8(g);”

21.           Section 10.2(f) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(f)       Reserved.”

22.           Section 10.2(i) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(i)	Indebtedness not to exceed the principal amount of $1,000,000 at any time outstanding, including without limitation guarantees and capital leases; and”

23.           The following new Section 10.2(j) is hereby added to the Loan Agreement:

“(j)	Indebtedness arising from use of the Term Loan.”

24.           Section 10.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“With the exception of Permitted Liens, the Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge or other security interest of any kind upon any of the Borrower’s Properties, or upon the income or profits therefrom; (b) transfer any of the Borrower’s Properties or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, except as provided in Section 10.2(e); (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid would likely by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower may create or incur or suffer to be created or incurred or to exist liens in favor of the Lenders under the Loan Documents and in favor of the agent and lenders under the Term Loan.  Notwithstanding the foregoing, the Borrower may sell any of its Property, whether now owned or hereafter acquired, provided that prior to and after any such sale (i) the Borrower is in compliance with all of its covenants herein, including, without limitation, the financial covenants contained in §10.8, and (ii) No Default or Event of Default has occurred and is continuing hereunder.”

25.           Section 10.4(g) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(g)      mutual funds managed by Agent and Co-Agent or their respective affiliates;”

26.           Section 10.8(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a)
Loan to Value.  The ratio (“Loan to Value Ratio”) obtained by dividing the aggregate, without duplication, of (i) the outstanding principal balance of the Loan, (ii) the outstanding principal balance of the Term Loan, and (iii) other unsecured indebtedness  for borrowed money, by the Value of the Unencumbered Pool Properties, expressed as a percentage, shall not be greater than sixty percent (60%).  This covenant shall be tested at the end of each fiscal quarter of the Borrower.  In testing compliance with this covenant the Value of the Unencumbered Pool Properties attributed to any one property may not exceed 20% of the aggregate Value of the Unencumbered Pool Properties for all properties.”

27.           Section 10.8(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b)
Ratio of Net Operating Income to Debt Service Charges.  The Borrower will not permit the ratio of Net Operating Income of Borrower to Debt Service Charges to be less than 2.0 to 1.0.  This covenant shall be tested at the end of each fiscal quarter of the Borrower.”

28.           Section 10.8(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c)
Consolidated Indebtedness.  The Borrower will not permit Consolidated Indebtedness to exceed 50% of the aggregate of (i) the Value of the Properties plus (ii) the book value of all tangible assets of the Borrower (other than real estate and after eliminating any duplication which will include (a) cash and cash equivalents, (b) stock held in Syndication REITS, and (c) mortgage receivables from Syndication REITS).  This covenant shall be tested at the end of each fiscal quarter of the Borrower.”

29.           Section 10.8(e) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(e)
Account Balances.  The Borrower, any Wholly Owned Subsidiaries and affiliated companies, shall, at all times, maintain with the Agent or its affiliate minimum checking account and savings account (exclusive of trust accounts) collected balances of $1,500,000.00 (less any amount maintained in checking accounts and savings accounts (exclusive of trust accounts) with the agent under the Term Loan).  This covenant shall be tested at the end of each fiscal quarter of the Borrower.”

30.           Section 10.8(g) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(g)	Maximum Secured Debt. The Borrower will not permit secured Indebtedness of the Borrower to exceed 25% of the Value of the Properties.”

31.           The following new Section 10.8(h) is hereby added to the Loan Agreement:

“(h)
Unencumbered Pool Coverage Ratio.  The Borrower will not permit the ratio of Net Operating Income attributable to the ownership and operation of the Unencumbered Pool Properties to Debt Service Charges on Unencumbered Pool Properties to be less than 2.0 to 1.0.  This covenant shall be tested at the end of each fiscal quarter of the Borrower.”

32.           Section 10.9(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a)
Seek the dissolution or winding up, in whole or in part, of the Borrower (other than after the property of such Borrower has been disposed of in accordance with the provisions of this Agreement) or voluntarily file, or consent to the filing of, a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceedings; and”

33.           Section 11.1(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c)
with the exception of a Permitted Lien, title to the Unencumbered Pool Properties is or becomes reasonably unsatisfactory to the Lenders by reason of any lien, charge, encumbrance, title condition or exception and such matter causing title to be or become unsatisfactory is not cured to Lenders’ reasonable satisfaction or removed within twenty (20) days after notice thereof from the Agent to the Borrower; or”

34.           Section 11.1(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(d)	the Unencumbered Pool Properties or any material part thereof is subject to a Taking; or”

35.           Section 11.1(h) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(h)
any suit or proceeding shall be filed against the Borrower or any of the properties comprising the Unencumbered Pool Properties which is reasonably likely to result in a judgment which would have a materially adverse affect on the ability of the Borrower to perform their respective material obligations under and by virtue of the Loan Documents; or”

36.           Section 11.1(o) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(o)
any of the Loan Documents shall be canceled, terminated, revoked or rescinded by Borrower otherwise than in accordance with the terms thereof or with the express prior approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower which is a party thereto or any of their respective stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable against the Borrower in accordance with the terms thereof; or”

37.           Section 11.1(r) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(r)
any failure by the Borrower to duly perform all of its obligations under any Hedging Contract that hedges the Borrower’s interest rates under this Loan Agreement, which such failure results in the designation by the Agent of an “Early Termination Date” with respect to the Borrower pursuant to (and as defined under) Section 6(a) of the applicable Hedging Contract.”

38.           The current Section 11.1(s) of the Loan Agreement is hereby changed to “Section 11.1(t)” and the following new Section 11.1(s) is hereby added to the Loan Agreement:

“(s)           any Event of Default under the Term Loan; or”

39.           Section 11.3 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following

“If any one or more of the Events of Default shall have occurred and continued beyond any applicable grace periods, and whether or not the Lenders shall have terminated its obligations to make Advances or accelerated the maturity of the Loan pursuant to §11.2, the Agent and the Lenders may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents, including, by foreclosure, exercise of set-off or pledge rights and/or by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if any amount owed to the Agent or the Lenders shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or the Lenders.  No remedy conferred upon the Agent or the Lenders or the holder of the Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

Notwithstanding any provisions of this Agreement to the contrary, all terms and conditions of this Agreement, and all rights and remedies of the Lenders hereunder are subject to and limited by the terms and conditions of the Intercreditor Agreement as the terms of the Intercreditor Agreement may be applicable to same.”

40.           Section 11.4 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“11.4                      Distribution of  Proceeds.  Subject to the terms and conditions hereof, the Agent shall distribute all Liquidation Proceeds allocated to the Loan as provided above on a pro-rata basis in the order and manner set forth below:

First:	To the Agent, towards any fees and any expenses for which the Agent is entitled to reimbursement under this Agreement or the other Loan Documents not theretofore paid to the Agent.

Second:
To all Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been reimbursed for all expenses which such Lenders have previously paid to the Agent and not theretofore paid to such Lenders.

Third:
To the ratable payment, on a pari passu basis, of (a) all principal and interest due to Lenders under the Loan, with each Lender applying the proceeds for purposes of this Agreement first against the outstanding principal balance due to such Lender under the Loan and then to accrued and unpaid interest due under the Loans, and (b) any outstanding obligations under any Hedging Contract (including outstanding obligations to any hedge provider which was a Lender or Affiliate of a Lender at the time such derivative transaction was entered into).

Fourth:
To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all other amounts due to such Lenders under the Loan including, without limitation, any costs and expenses incurred directly by such Lenders to the extent such costs and expenses are reimbursable to such Lenders by the Borrowers under the Loan Documents.

Fifth:	To the Borrowers or such third parties as may be entitled to claim Liquidation Proceeds.”

41.           Section 13 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lenders (other than franchise taxes and taxes based upon the Lenders’ net income or receipts), including any taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Lenders with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent’s counsel or any local counsel to the Agent incurred in connection with the preparation or interpretation of the Loan and the Loan Documents and other instruments mentioned herein, the making of each Advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred in connection with the preparation or interpretation of the Loan and the Loan Documents and other instruments mentioned herein, and the making of each Advance hereunder (including all reasonable appraisal fees, and surveyor fees subject to the terms of §9.5 hereof), (e) all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and costs) and the reasonable fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by the Agent or the Lenders in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence and during the continuation of a Default or Event of Default and (ii) any litigation, proceeding or dispute arising hereunder, (f) all reasonable fees, expenses and disbursements of the Agent and the Lenders incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings in accordance with the terms hereof; and (g) all reasonable costs associated with annual inspections, or at any time after the occurrence and continuation of an Event of Default, all reasonable expenses incurred by Agent for site visits for real property located outside of the Commonwealth of Massachusetts which expenses shall not exceed $10,000.00 per year.  The covenants of this Section shall survive payment or satisfaction of payment of all amounts owing with respect to the Notes.”

42.           Section 14 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“The Borrower agrees to indemnify and hold harmless the Agent and the Lenders from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any brokerage, leasing, finders or similar fees, (b) any disbursement of the proceeds of any of the Advances, (c) any condition of the properties comprising the Unencumbered Pool Properties whether related to the quality of construction or otherwise, (d) any actual or proposed use by the Borrower of the proceeds of any of the Advances, (e) any actual or alleged violation of any Requirements or Project Approvals, (f) any action taken by Lender to enforce its rights and remedies under the Loan Documents, including the rights and remedies set forth in §11 hereof, or (g) the Borrower entering into or performing this Agreement or any of the other Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, and in each case except to the extent such claims, actions, suits, liabilities, losses, damages or costs arise due to Agent’s or a Lender’s gross negligence or intentional misconduct.  In litigation, or the preparation therefor, the Lenders shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay within thirty (30) days the reasonable fees and expenses of such counsel.  The obligations of the Borrower under this Section shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists.  If, and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.”

43.           Section 17 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto and thereto shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lenders of the Advances, as herein contemplated, and shall continue in full force and effect either (i) so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding or the Lenders have any obligation to make any Advances or (ii) for such longer period as may be expressly provided for herein or in any other Loan Document.  All statements contained in any certificate or other paper delivered to the Agent or the Lenders at any time by or on behalf of any Person or any Subsidiary thereof pursuant hereto shall constitute representations and warranties by such Person.”

44.           Section 18.12.6 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“If any Lender (including the Agent), acting in its individual capacity, shall exercise any right of setoff against a deposit balance or other account of the Borrower held by such Lender on account of the Obligations of the Borrower under this Agreement, such lender shall remit to the Agent all such sums received pursuant to the exercise of such right of setoff, and the Agent shall apply all such sums for the benefit of all of the Lenders hereunder in accordance with the terms of this Agreement.”

45.           Section 18.16 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.  The Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it and its affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Contract relating to the Borrower and its obligations, (g) with the written consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent or the Lenders on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or any of its businesses, other than any such information that is available to the Agent or the Lenders on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of information received from the Borrower after the date hereof, such information either (x) consists of financial statements or (y) is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

AGENT AND EACH LENDER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER OR ITS RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.”

46.           The current second paragraph in Section 18.18 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“No term or provision of this Agreement or any other Loan Document may be changed, waived, discharged or terminated, nor may any consent required or permitted by this Agreement or any other Loan Document be given, unless such change, waiver, discharge, termination or consent receives the written approval of the Required Lenders, unless the Agent is specifically allowed to give such consent, amendment or waiver pursuant to the terms hereof.  The Borrower shall be required to give its written consent to any amendment of this Agreement and the Loan Documents.

Notwithstanding the foregoing, written approval from a Supermajority of Lenders (other than a Delinquent Lender) shall be required with respect to any proposed amendment, waiver, discharge, termination, or consent which:

(i)           results in Borrower creating, incurring, assuming or guarantying any new Indebtedness other than as permitted under Section 10.2 of this Agreement; or

(ii)           amends, modifies or waives any of the financial covenants set forth in Section 10.8 of this Agreement.

Additionally, notwithstanding the foregoing, the unanimous written approval of all the Lenders (other than a Delinquent Lender) shall be required with respect to any proposed amendment, waiver, discharge, termination, or consent which:

(i)           has the effect of (a) extending the final scheduled maturity or the date of any amortization payment of any Loan or Note, (b) reducing the rate or extending the time of payment of interest or fees thereon, (c) increasing or reducing the principal amount thereof, or (d) otherwise postponing or forgiving any indebtedness thereunder,

(ii)           amends, modifies or waives any provisions of this paragraph.

(iii)           changes the percentage specified in the definition of Required Lenders or Supermajority of Lenders,

(iv)           except as otherwise provided in this Agreement, change the amount of any Lender’s Commitment or Commitment Percentage, or

(v)           releases or waives any of the indemnifications provided in the Loan Documents;

and provided, further, that without the consent of the Agent, no such action shall amend, modify or waive any provision of this Article 18.18 or any other provisions of any Loan Document which relates to the rights or obligations of the Agent.”

47.           Section 21 of the Loan Agreement is hereby amended by deleting the existing notice information for Wachovia Bank, National Association and replacing it with the following:

“Wachovia Bank, NA
Real Estate Asset Management
190 River Road (NJ3411)
Summit, NJ  07901
Attention: Mr. Louis Ricchione, Vice President
Fax: 908-598-3617”

48.           The Loan Agreement is hereby amended by adding the following new Section 31 thereto:

“CUSTOMER IDENTIFICATION - USA PATRIOT ACT NOTICE; OFAC AND BANK SECRECY ACT.  The Agent hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the "Act"), and the Agent's policies and practices, the Agent is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Agent to identify the Borrower in accordance with the Act.  In addition, the Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Borrower or any subsidiary of the Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders as a blocked person, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act ("BSA") laws and regulations, as amended.”

49.           The definition of “Agent” in Schedule 1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Agent.  Citizens acting as agent for the Lenders.”

50.           The definition of “Baltimore Property” in Schedule 1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Baltimore Property.  The office property located at 120 East Baltimore Street, Baltimore, Maryland.”

51.           The definition of “Consolidated Total Asset Value” in Schedule 1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Consolidated Total Asset Value.  The value of all properties owned by the Borrower or subsidiaries by utilizing a 8.25% capitalization rate (7% for CBD Properties) based on the most recent quarter’s Net Operating Income from all properties owned by the Borrower times 4, plus the book value of all other tangible assets (including stock and mortgage Syndication REITS).  In addition, in determining Consolidated Total Asset Value for the first 12 months after an acquisition, the Borrower may include such newly acquired property at either the cost basis value or the capitalization rate value.  Further, in valuing development properties, and at Borrower’s election, either a cost basis value or a capitalization rate (annualized as appropriate) value will be applied to such properties based on the most recent quarter’s Net Operating Income times 4.”

52.           The definition of “Debt Service Charges” in Schedule 1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Debt Service Charges.  For any fiscal period of the Borrower, without duplication, the sum of the expenses of the Borrower for such period for (x) Debt Service on Floating Rate Debt, (y) Debt Service on Fixed Rate Debt, and (z) fees payable in connection with any other Consolidated Indebtedness secured by all or any part of the Properties in each case determined in accordance with generally accepted accounting principles.”

53.           The definition of “Government Authority in Schedule 1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Government Authority.  The United States of America, the State in which any of the properties comprising the Unencumbered Pool Properties is located, the city or town in which the land is located, and any political subdivision agency, authority, department, commission, board, bureau, or instrumentality of any of them.”

54.           The definition of “Hedging Contracts” in Schedule 1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Hedging Contracts means, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements designed to protect the Borrower against fluctuations in interest rates or currency exchange rates entered into between (a) the Borrower and the Agent (or its affiliate) and/or any Lender  (or its affiliate), (b) if a Borrower Election of Early Termination has occurred under the applicable Hedging Contract, any such Hedging Contract made by Borrower and another Lender (or affiliate), and/or (c) if a Permitted Transfer has occurred under the applicable Hedging Contract, any such Hedging Contracts made by the Borrower and a Permitted Transferee.  “Borrower Election of Early Termination” shall mean that (i) Borrower has designated an Early Termination Date pursuant to (and as defined under) the applicable Hedging Contract, or (ii) Borrower has designated an Early Termination Date under the applicable Hedging Contract as a result of a Ratings Change.  “Permitted Transfer” shall mean a transfer under Section 6(b)(ii) or Section 7, as applicable, of the applicable Hedging Contract.  “Permitted Transferee” shall mean a permitted transferee under Section 6(b)(ii) or Section 7, as applicable, of the applicable Hedging Contract.”

55.           The definition of “Permitted Liens” in Schedule 1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Permitted Liens.  Liens: (i) permitted by §9.4, (ii) for taxes unpaid and diligently contested in good faith by the Borrower unless payment is required prior to the contesting of any such taxes and provided no enforcement proceedings have been commenced with respect to any lien filed in connection with such dispute and adequate reserves have been established for such taxes, (iii) for assessments, governmental charges, liens for labor, materials or supplies which do not materially interfere with the use of the properties comprising the Unencumbered Pool Properties or the operation of the business of the Borrower and do not exceed in the aggregate at any one time $5,000,000.00, (iv) liens on a property existing at the time of acquisition and refinancings of such liens, (v) liens on any 1031 Property consisting of any liens of FSP, a Wholly Owned Subsidiary or the 1031 Intermediary, (vi) liens securing Indebtedness permitted under Section 10.2(e), and (vii) other liens which do not exceed in the aggregate at any one time $1,000,000.00.”

56.           The definition of “Project Approvals” in Schedule 1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Project Approvals.  All approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Requirements or under the terms of any restriction, covenant or easement affecting any of the properties comprising the Unencumbered Pool Properties, or otherwise necessary or desirable, for the ownership, acquisition, construction, equipping, use, occupancy and operation of any of the properties comprising the Unencumbered Pool Properties, whether obtained from a Governmental Authority or any other Person.”

57.           The definition of “Required Lenders” in Schedule 1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Required Lenders.  As of any date, the Lenders holding at least sixty percent (60%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute at least sixty percent (60%) of the Total Commitment; provided, however, as long as there are only two (2) Lenders, Required Lenders shall require that both Lenders concur on any decision requiring Required Lenders’ consent.”

58.           The definition of “Requirements” in Schedule 1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Requirements.  Any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition, ownership, construction, use, occupancy and operation of the properties comprising the Unencumbered Pool Properties.”

59.           Schedule 1 of the Loan Agreement is hereby amended by deleting the following definitions therein:

(a)           Borrowing Base Properties

(b)           Debt Service on the Loan

(c)           Overline Amount

(d)           Overline Facility

(e)           Overline Loan

(f)           Value of the Borrowing Base Properties

60.           Schedule 1 of the Loan Agreement is hereby amended by adding the following new definitions thereto:

“Debt Service Charges on Unencumbered Properties.  Shall mean, for any fiscal period of the Borrower, without duplication, the sum of the expenses of the Borrower for such period for (x) Unsecured Floating Rate Debt Service, (y) Unsecured Fixed Rate Debt Service, and (z)  fees payable in connection with any other unsecured Indebtedness for borrowed money of the Borrower, in each case determined in accordance with generally accepted accounting principles.”

“Debt Service on Fixed Rate Debt.  Shall mean the principal and interest payable for the applicable reporting period on (x)  the outstanding  principal amount of loans under the Term Loan plus (y) any other Indebtedness for borrowed money with respect to which the interest rate is fixed for three or more years based on the original term of such Indebtedness (including any Indebtedness which by its terms is calculated at a floating rate but which is hedged pursuant to interest rate swap contracts), in each case determined in accordance with generally accepted accounting principles.”

“Debt Service on Floating Rate Debt.  Shall mean the principal and interest payable on the outstanding loan balance of any Indebtedness bearing interest at a floating rate (excluding any Indebtedness which by its terms is calculated at a floating rate but which is hedged pursuant to interest rate swap contracts, for example the Indebtedness under the Term Loan) for the applicable reporting period.  Debt Service on Floating Rate Debt shall be calculated based upon the greater of: (i) the actual interest rate in effect under the applicable loan for the test period plus principal payments based upon a twenty (20) year amortization schedule, or (ii) the greater of (I) the rate for the ten (10) year United States Treasury obligations in amounts approximating the principal balance of the Loan during the test period plus one hundred eighty five (185) basis points, or (II) seven and one-half percent (7.5%) per annum, plus in the case of (I) and (II), principal payments based upon a twenty (20) year amortization schedule.”

“Executive Order. Shall mean Executive Order No. 13224, 66 Fed. Reg. 49079 published September 25, 2001 or any similar executive orders.”

“Intercreditor Agreement.  The intercreditor agreement of even date between the lenders under the Loan and the lenders under the Term Facility.”

“Other Properties.  Shall mean all real properties owned by a Borrower, other than Unencumbered Pool Properties.”

“Properties.  Collectively, the Unencumbered Pool Properties and the Other Properties.”

“Ratings Change means on any date, either Moody’s or S&P assigns a rating below the Rating Threshold (as defined below), or fails to assign a rating, to the unsecured, unguaranteed and unsupported senior long-term debt or other similar obligations of Citizens. As used herein, (x) “Moody’s” means Moody’s Investors Service, Inc., or any successor nationally recognized statistical rating organization, (y) “S&P” means Standard & Poor’s Ratings Services, or any successor nationally recognized statistical rating organization, and (z) “Rating Threshold” means (A) with respect to Moody’s, “Baa” and (B) with respect to S&P, BBB.

“Supermajority of Lenders.  As of any date, the Lenders holding at least seventy-five percent (75%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute at least seventy-five percent (75%) of the Total Commitment; provided, however, as long as there are only two (2) Lenders, a Supermajority of Lenders shall require that both Lenders concur on any decision requiring a Supermajority of Lenders’ consent.”

“Term Loan.  Means the term facility as evidenced by the Term Loan Agreement dated October ___, 2008 with a present maximum amount of $75,000,000 between the Borrower and the lenders thereunder, as may be amended, modified, restated or revised from time to time.”

“Unencumbered Pool Properties. Collectively, the real properties listed on Exhibit H - Unencumbered Pool Properties.  Exhibit H shall be deemed amended (A) to exclude real properties owned by the Borrower which have liens thereon which secure Indebtedness, (B) to include real properties owned by Borrower which are free of liens which secure Indebtedness (including any Indebtedness which may have previously existed but is subsequently repaid, satisfied or otherwise discharged) and (C) to reflect Acquisitions and dispositions of real properties pursuant to Section 9.15.  A real property shall be deemed to be included as an Unencumbered Pool Property if any lien thereon is of the type specified in clauses (i), (ii), (iii), and/or (v) of the definition of Permitted Liens.”

“Unsecured Fixed Rate Debt Service.  Debt Service on Fixed Rate Debt calculated with reference only to any applicable Indebtedness that is unsecured.”

“Unsecured Floating Rate Debt Service.  Debt Service on Floating Rate Debt calculated with reference only to any applicable Indebtedness that is unsecured.”

“Value of the Properties.  As of the relevant date of determination the aggregate value of the Properties based upon the test quarter Net Operating Income multiplied by four (4) and divided by a 8.25% capitalization rate (7% for CBD Properties).  For any acquisitions made during a quarter the Net Operating Income will be calculated by dividing Net Operating Income by the number of months such asset(s) is owned during such test quarter multiplied by 3 to approximate a full quarter.”

“Value of the Unencumbered Pool Properties.  As of the relevant date of determination the aggregate value of all of the properties comprising the Unencumbered Pool Properties based upon the test quarter Net Operating Income multiplied by four (4) and divided by a 8.25% capitalization rate (7% for CBD Properties).  For any acquisitions made during a quarter the Net Operating Income will be calculated by dividing Net Operating Income by the number of months such asset(s) is owned during such test quarter multiplied by 3 to approximate a full quarter.”

61.           Schedule 2 of the Loan Agreement is hereby amended by deleting “FSP Austin N.W. Limited Partnership (MA)” therefrom, and adding “FSP East Baltimore Street LLC (DE)” and “FSP Park Ten Phase II Limited Partnership (TX)” thereto.

62.           Exhibit H of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit H attached hereto.

63.           All of the terms and conditions of the Loan Documents (except as modified hereby) shall remain in full force and effect, and Borrower hereby confirms and ratifies all of the covenants contained in the Loan Agreement and the other Loan Documents in all respects as of the date hereof (except for those which expressly relate to an earlier date).

64.           Borrower represents and warrants to the best of its knowledge and belief that no Default or Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document.

65.           The Borrower represents, warrants and agrees that it has no claims, defenses, counterclaims or offsets against the Agent and the Lenders in connection with the Loan or any Loan Document, and to the extent that any such claim, defense, counterclaim or offset may exist on the date hereof, the Borrower hereby WAIVES and RELEASES the Agent and Lenders from same.

66.           This First Amendment shall take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts as of the date first above written.

67.           This First Amendment may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow.]

IN WITNESS WHEREOF, this First Amendment has been executed and delivered as an instrument under seal as of the date first above written.

WITNESS /s/ Scott Carter	FRANKLIN STREET PROPERTIES CORP., a Maryland corporation By: /s/ George J. Carter Name: George J. Carter Title: President and Chief Executive Officer
FSP HOLDINGS LLC, a Delaware limited liability company By: /s/ George J. Carter Name: George J. Carter Title: President and Chief Executive Officer
FSP INVESTMENTS LLC, a Massachusetts limited liability company By: /s/ George J. Carter Name: George J. Carter Title: President
FSP PROPERTY MANAGEMENT LLC, a Massachusetts limited liability company By: /s/ George J. Carter Name: George J. Carter Title: Executive Vice President
FSP PROTECTIVE TRS CORP., a Massachusetts corporation By: /s/ George J. Carter Name: George J. Carter Title: President

[Signature Page to First Amendment to Loan Agreement]

FSP HILLVIEW CENTER LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:       FSP Holdings LLC, its General Partner

By:      /s/ George J. Carter
Name: George J. Carter
Title: President and Chief Executive Officer

FSP MONTAGUE BUSINESS CENTER CORP., a Delaware corporation By: /s/ George J. Carter Name: George J. Carter Title: President
FSP GREENWOOD PLAZA CORP., a Delaware corporation By: /s/ George J. Carter Name: George J. Carter Title: President
FSP 380 INTERLOCKEN CORP., a Delaware corporation By: /s/ George J. Carter Name: George J. Carter Title: President
FSP 390 INTERLOCKEN LLC, a Delaware limited liability company By: /s/ George J. Carter Name: George J. Carter Title: President

[Signature Page to First Amendment to Loan Agreement]

FSP BLUE LAGOON DRIVE LLC, a Delaware limited liability company By: /s/ George J. Carter Name: George J. Carter Title: President
FSP ONE OVERTON PARK LLC, a Delaware limited liability company By: /s/ George J. Carter Name: George J. Carter Title: President
FSP NORTHWEST POINT LLC, a Delaware limited liability company By: /s/ George J. Carter Name: George J. Carter Title: President
FSP RIVER CROSSING LLC, a Delaware limited liability company By: /s/ George J. Carter Name: George J. Carter Title: President

FSP BOLLMAN PLACE LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:       FSP Holdings LLC, its General Partner

By:  /s/ George J. Carter
Name: George J. Carter
Title: President and Chief Executive Officer

[Signature Page to First Amendment to Loan Agreement]

FSP SOUTHFIELD CENTRE LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:       FSP Holdings LLC, its General Partner

By:  /s/ George J. Carter
Name: George J. Carter
Title: President and Chief Executive Officer

FSP FOREST PARK IV NC LIMITED PARTNERSHIP, a North Carolina limited partnership By: FSP Forest Park IV LLC, its General Partner By: /s/ George J. Carter Name: George J. Carter Title: President

FSP PARK SENECA LIMITED PARTNERSHIP,
a Massachusetts limited partnership

By:       FSP Holdings LLC, its General Partner

By:  /s/ George J. Carter
Name: George J. Carter
Title: President and Chief Executive Officer

FSP ADDISON CIRCLE LIMITED PARTNERSHIP, a Texas limited partnership By: FSP Addison Circle LLC, its General Partner By: /s/ George J. Carter Name: George J. Carter Title: President

[Signature Page to First Amendment to Loan Agreement]

FSP PARK TEN PHASE II LIMITED PARTNERSHIP, a Texas limited partnership By: FSP Park Ten Development LLC, its General Partner By: /s/ George J. Carter Name: George J. Carter Title: President
FSP COLLINS CROSSING LIMITED PARTNERSHIP, a Texas limited partnership By: FSP Collins Crossing LLC, its General Partner By: /s/ George J. Carter Name: George J. Carter Title: President
FSP ELDRIDGE GREEN LIMITED PARTNERSHIP, a Texas limited partnership By: FSP Eldridge Green LLC, its General Partner By: /s/ George J. Carter Name: George J. Carter Title: President

FSP LIBERTY PLAZA LIMITED PARTNERSHIP,
a Texas limited partnership

By:           FSP Holdings LLC, its General Partner

By:  /s/ George J. Carter
Name: George J. Carter
Title: President and Chief Executive Officer

[Signature Page to First Amendment to Loan Agreement]

FSP PARK TEN PHASE II LIMITED PARTNERSHIP, a Texas limited partnership By: FSP Park Ten Development LLC, its General Partner By: /s/ George J. Carter Name: George J. Carter Title: President
FSP COLLINS CROSSING LIMITED PARTNERSHIP, a Texas limited partnership By: FSP Collins Crossing LLC, its General Partner By: /s/ George J. Carter Name: George J. Carter Title: President
FSP ELDRIDGE GREEN LIMITED PARTNERSHIP, a Texas limited partnership By: FSP Eldridge Green LLC, its General Partner By: /s/ George J. Carter Name: George J. Carter Title: President

FSP LIBERTY PLAZA LIMITED PARTNERSHIP,
a Texas limited partnership

By:       FSP Holdings LLC, its General Partner

By:  /s/ George J. Carter
Name: George J. Carter
Title: President and Chief Executive Officer

[Signature Page to First Amendment to Loan Agreement]

FSP PARK TEN LIMITED PARTNERSHIP, a Texas limited partnership By: FSP Park Ten LLC, its General Partner By: /s/ George J. Carter Name: George J. Carter Title: President

FSP WILLOW BEND OFFICE CENTER LIMITED PARTNERSHIP,
a Texas limited partnership

By:       FSP Willow Bend Office Center LLC, its General Partner

By:  /s/ George J. Carter
Name: George J. Carter
Title: President

FSP INNSBROOK CORP, a Delaware corporation By: /s/ George J. Carter Name: George J. Carter Title: President
FSP EAST BALTIMORE STREET LLC, a Delaware limited liability company By: /s/ George J. Carter Name: George J. Carter Title: President

[Signature Page to First Amendment to Loan Agreement]

RBS CITIZENS, NATIONAL ASSOCIATION, Agent and Lender By: /s/ Daniel R. Ouellette Name: Daniel R. Ouellette Title: Senior Vice President

[Signature Page to First Amendment to Loan Agreement]

BANK OF AMERICA, N.A., Lender By: /s/ Israel Lopez Name: Israel Lopez Title: Senior Vice President

[Signature Page to First Amendment to Loan Agreement]

CHEVY CHASE BANK, F.S.B., Lender By: /s/ Carlos L Heard Name: Carlos L. Heard Title: Group Vice President

[Signature Page to First Amendment to Loan Agreement]

WACHOVIA BANK, NATIONAL ASSOCIATION, Lender By: /s/ Louis M. Ricchione Name: Louis M. Ricchione Title: Vice President Real Estate Management

[Signature Page to First Amendment to Loan Agreement]

SCHEDULE 1

FSP HOLDINGS LLC, a Delaware limited liability company

FSP INVESTMENTS LLC, a Massachusetts limited liability company

FSP PROPERTY MANAGEMENT LLC, a Massachusetts limited liability company

FSP PROTECTIVE TRS CORP., a Massachusetts corporation

FSP HILLVIEW CENTER LIMITED PARTNERSHIP, a Massachusetts limited partnership

FSP MONTAGUE BUSINESS CENTER CORP., a Delaware corporation

FSP GREENWOOD PLAZA CORP., a Delaware corporation

FSP 380 INTERLOCKEN CORP., a Delaware corporation

FSP 390 INTERLOCKEN LLC, a Delaware limited liability company

FSP BLUE LAGOON DRIVE LLC, a Delaware limited liability company

FSP ONE OVERTON PARK LLC, a Delaware limited liability company

FSP NORTHWEST POINT LLC, a Delaware limited liability company

FSP RIVER CROSSING LLC, a Delaware limited liability company

FSP BOLLMAN PLACE LIMITED PARTNERSHIP, a Massachusetts limited partnership

FSP SOUTHFIELD CENTRE LIMITED PARTNERSHIP, a Massachusetts limited partnership

FSP FOREST PARK IV NC LIMITED PARTNERSHIP, a North Carolina limited partnership

FSP PARK SENECA LIMITED PARTNERSHIP, a Massachusetts limited partnership

FSP ADDISON CIRCLE LIMITED PARTNERSHIP, a Texas limited partnership

FSP COLLINS CROSSING LIMITED PARTNERSHIP, a Texas limited partnership

FSP ELDRIDGE GREEN LIMITED PARTNERSHIP, a Texas limited partnership

FSP LIBERTY PLAZA LIMITED PARTNERSHIP, a Texas limited partnership

FSP PARK TEN LIMITED PARTNERSHIP, a Texas limited partnership

FSP WILLOW BEND OFFICE CENTER LIMITED PARTNERSHIP, a Texas limited partnership

FSP INNSBROOK CORP, a Delaware corporation

FSP EAST BALTIMORE STREET LLC, a Delaware limited liability company

FSP PARK TEN PHASE II LIMITED PARTNERSHIP, a Texas limited partnership

EXHIBIT H UNENCUMBERED POOL PROPERTIES
Unencumbered Pool Property Name	Subsidiary name
Hillview Center Milpitas, California	FSP Hillview Center Limited Partnership
Montague Business Center	FSP Montague Business Center Corp.
Greenwood Plaza	FSP Greenwood Plaza Corp.
380 Interlocken	FSP 380 Interlocken Corp.
390 Interlocken	FSP 390 Interlocken LLC
Blue Lagoon	FSP Blue Lagoon Drive LLC
Overton Park	FSP One Overton Park LLC
Northwest Point	FSP Northwest Point LLC
River Crossing	FSP River Crossing LLC
Bollman Place	FSP Bollman Place Limited Partnership
Southfield Centre	FSP Southfield Centre Limited Partnership
Forest Park	FSP Forest Park IV NC Limited Partnership
Park Seneca	FSP Park Seneca Limited Partnership
Addison Circle	FSP Addison Circle Limited Partnership
Park Ten Phase II	FSP Park Ten Phase II Limited Partnership

Collins Crossing	FSP Collins Crossing Limited Partnership
Eldridge Green	FSP Eldridge Green Limited Partnership
Liberty Plaza	FSP Liberty Plaza Limited Partnership
Park Ten	FSP Park Ten Limited Partnership
Willow Bend Office Center	FSP Willow Bend Office Center Limited Partnership
Innsbrook	FSP Innsbrook Corp.
East Baltimore Street	FSP East Baltimore Street LLC
Properties held directly by the FSP	Properties held directly by the FSP
Centennial Park	Centennial
Meadow Point	Meadow Point
Timberlake	Timberlake
Timberlake East	Timberlake East
Federal Way	Federal Way